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Exhibit 5.22

March 17, 2016

Vinson & Elkins L.L.P.

666 Fifth Avenue

26th Floor

New York, New York 10103

Ladies and Gentlemen:

We have acted as special counsel in the State of Missouri to StoneMor Missouri LLC, a Missouri limited liability company (“StoneMor”), and StoneMor Missouri Subsidiary LLC, a Missouri limited liability company (“StoneMor Sub,” and together with StoneMor, each individually a “Missouri Entity,” and, collectively, the “Missouri Entities”), each a wholly-owned direct or indirect subsidiary of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) filed by the Partnership, Cornerstone Family Services of West Virginia Subsidiary, Inc., a West Virginia corporation (together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership identified on the Registration Statement including the Missouri Entities (the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $175,000,000 aggregate principal amount of their 7 7⁄8% Senior Notes due 2021 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $175,000,000 aggregate principal amount of the Issuers’ outstanding 7 7⁄8% Senior Notes due 2021 (together with the New Notes, the “Notes,”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”) also being registered pursuant to the Registration Statement under the Securities Act.

The New Notes will be issued under an Indenture, dated as of May 28, 2013 (as amended from time to time, the “Indenture,” and together with the Notes, collectively, the “Note Documents”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee. The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

Before rendering our opinions hereinafter set forth, we examined originals or copies, certified or otherwise identified to our satisfaction, of the Indenture, the articles of organization and operating agreement of each Missouri Entity (collectively, the “Organizational Documents”), the Unanimous Written Consent of All Directors, Managers and Governors of the Subsidiaries of the Partnership (Other than StoneMor Operating LLC,

Cornerstone Family Services of West Virginia Subsidiary, Inc. and Osiris Holding of Maryland Subsidiary, Inc.) dated as of May 13, 2013 (the “2013 Consent”), the Unanimous Written Consent of All Directors, Managers and Governors of the Subsidiaries of the Partnership (Other than StoneMor Operating LLC and Cornerstone Family Services of West Virginia Subsidiary, Inc.) dated as of March 16, 2016, and such other documents as we considered appropriate as a basis for the opinions set forth below, and we reviewed such questions of law as we considered appropriate for purposes of the opinions hereafter expressed. In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to the Missouri Entities, (v) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (vi) that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement, (vii) that the Organizational Documents and 2013 Consent were in full force and effect at the time the Missouri Entities executed and delivered the Indenture, and that the Organizational Documents are in full force and effect and have not been amended, revoked or modified as of the date hereof, and (viii) any certification dated prior to the date hereof remains true as of the date hereof.

With respect to our opinion that the Indenture has been duly executed and delivered by each Missouri Entity, we note that we were not present at the execution and delivery of the original documents and that we have based our opinion on examination of copies of the Indenture and certificates, statements or other representations of officers of such Missouri Entities. With respect to facts material to our opinions herein, we have relied, without independent investigation or verification, on representations from officers of the Missouri Entities and certificates from such officers and from public officials, and have assumed that all such representations and certifications of fact are true, accurate and complete. With respect to our opinion in paragraph 1 below as valid existence of the Missouri Entities, we have relied exclusively on certificates of status, dated as of recent dates, from officials of the State of Missouri and/or written facsimile advice, dated as of recent dates, from Corporation Services Company.

Based on the foregoing, we are of the opinion that:

1. Each Missouri Entity is validly existing and in good standing under the laws of the State of Missouri.

2. As of the date of the Indenture, each Missouri Entity had all limited liability company power and capacity to execute and deliver the Indenture, and as of the date hereof, each Missouri Entity has all limited liability company power and capacity to perform its obligations thereunder.

3. All necessary action has been taken on the part of each Missouri Entity to authorize the execution and delivery of the Indenture and the performance by such Missouri Entities of their obligations thereunder (including its Guarantee as provided therein).

4. The Indenture has been duly executed and delivered by each Missouri Entity to the extent that execution and delivery are governed by the laws of the State of Missouri.

The opinions expressed herein are limited in all respects to the laws of the State of Missouri, and we are expressing no opinion as to the effect of the federal laws of the United States of America or the laws of any other jurisdiction, domestic or foreign.

Our opinions are subject to the following further exceptions, exclusions, limitations, assumptions and qualifications:

(a) We render no opinion herein whatsoever regarding the enforceability of the Note Documents or the Guarantees;

(b) We express no opinion with respect to any (i) income, franchise, sales, withholding, real or personal property, business license or other tax (including, without limitation, any ad valorem tax on real property) under Missouri which may result from the transactions contemplated by the Notes Documents, or (ii) transfer taxes in connection with any future transfer of all or any portion of any collateral or interest therein.

(c) We render no opinion herein whatsoever regarding (i) the compliance with, or any governmental or regulatory filing, approval, authorization, license or consent required by or under any (A) health or environmental law, (B) antitrust law, (C) securities law, (D) taxation law, (E) worker health or safety, subdivision, building code, use and occupancy, zoning or permitting or land use matter, (F) patent, trademark or copyright law, or (G) labor or employment law (including, but not limited to, pension and employee benefit law, rule or regulation).

(d) This opinion letter is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty and should not be construed or relied on as such.

(e) This opinion letter is given as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

You may rely on this opinion in connection with your opinion, dated the date hereof, filed with the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Husch Blackwell LLP